SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

PARK CITY GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, UT 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 28, 2015, Park City Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders elected Randall K. Fields, Robert W. Allen, William S. Kies, Jr., Richard Juliano, Austin F. Noll, Jr., and Ronald C. Hodge to serve on the Board of Directors until the Company’s next annual meeting of stockholders, or until their successors are elected and qualified.

	For	Against	Abstain	Not Voted
Randall K. Fields	14,216,241	136,217	30,430	4,091,966
Robert W. Allen	14,119,866	232,592	30,430	4,091,966
William S. Kies, Jr.	13,229,682	1,122,776	30,430	4,091,966
Richard Juliano	13,320,662	1,031,796	30,430	4,091,966
Austin F. Noll, Jr.	13,346,232	1,006,226	30,430	4,091,966
Ronald C. Hodge	13,351,232	1,001,226	30,430	4,091,966

Proposal No. 2- Ratification of the Appointment of HJ & Associates LLC as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2016.

Stockholders ratified the appointment of HJ & Associates LLC as the Company’s independent auditors for the fiscal year ending June 30, 2016.

For	Against	Abstain
18,334,843	16,018	123,993

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

Date: November 2, 2015	By:	/s/ Edward L. Clissold
Edward L. Clissold
General Counsel, Secretary